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                                EXHIBIT (D)(5)(A)
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                              SUBADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into on this 31st day of October, 1997 among NATIONWIDE SEPARATE ACCOUNT TRUST, a Massachusetts business trust (the "Trust"), NATIONWIDE ADVISORY SERVICES, INC. (the "Adviser"), an Ohio corporation registered under the Investment Advisers Act of 1940 (the "Advisers Act"), and Strong Capital Management, Inc., a Wisconsin corporation (the "Subadviser"), also registered under the Advisers Act.

                              W I T N E S S E T H :

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, the Adviser has, pursuant to an Advisory Agreement with the Trust dated as of October 31, 1997 (the "Advisory Agreement"), been retained to act as investment adviser for certain of the series of the Trust which are listed on Exhibit A to this Agreement (each a "Fund");

     WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of each Fund's assets which the Adviser will assign to the Subadviser (the "Subadviser Assets"), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  the  parties  do  mutually  agree and promise as follows:

1. Appointment as Subadviser. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser now acts, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Trust have no objection to such activities.

2.   Duties  of  Subadviser.

     (a) Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of each Fund as set forth in that Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Trust's Board of Trustees, to purchase, hold and sell investments for the Subadviser Assets and to monitor on a continuous basis the performance of such Subadviser Assets. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's Subadviser Assets. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with its activities under this Agreement, including, without limitation, information concerning each Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.


                                    -- 125 --

     (b) Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Trust's Declaration of Trust and By-Laws and the Prospectus and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the each Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection
          (b)  with  respect  to  the  Subadviser  Assets.

               The Adviser will provide the Subadviser with reasonable advance notice of any change in the a Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided the Subadviser has received prompt notice of the effectiveness of such changes from the Trust or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or a Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished by the Subadviser to a Fund or to the Adviser specifically for inclusion in the Prospectus. At the Adviser's request, the Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in the Trust's registration statement on Form N-lA.

     (c) Voting of Proxies. The Subadviser shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser or the Fund or take any action with respect thereto. If both the Subadviser and another entity managing assets of a Fund have invested in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the security.

     (d) Agent. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

     (e) Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the Trust's Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Subadviser Assets with or through, such persons, brokers or dealers ("brokers") as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust's Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for a Fund's account with brokers selected by the Subadviser. In the selection of such brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for a Fund the most favorable price and execution available, the Subadviser, bearing in mind such Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker that provides brokerage and research services (within the meaning of

                                    -- 126 --

          Section 28(e) of the Securities Exchange Act of 1934) to the Subadviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts as to which it exercises investment discretion.

               It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

     (f) Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to a Fund; provided, however, the Subadviser may purchase securities or other instruments from or sell securities or other instruments a Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

               The Subadviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and the Subadviser's Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On a quarterly basis, the Subadviser will either (i) certify to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Subadviser Assets or (ii) identify any violations which have occurred with respect to the Subadviser Assets.

     (g) Books and Records. The Subadviser shall maintain separate detailed records of all matters pertaining to the Subadviser Assets (the "Fund's Records"), including, without limitation, brokerage and other records of all securities transactions. The Subadviser acknowledges that the Fund's Records are property of the Trust. The Fund's Records (relating to the Subadviser Assets) shall be available to the Adviser at any time upon reasonable request during normal business hours and shall be available for telecopying without unreasonable delay to the Adviser during any day that a Fund is open for business.

     (h) Information Concerning _Subadviser Assets and Subadviser. From time to time as the Adviser or a Fund may request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Fund Investments held in the portfolio, all in such detail as the Adviser or each Fund may reasonably request. The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Subadviser Assets, any changes in the executive officers of the Subadviser, or of material changes in the control of the Subadviser. Upon reasonable request, the Subadviser will make available its officers and employees to meet with the Trust's Board of Trustees to review the Subadviser Assets.

               The Subadviser will also provide such information or perform such additional acts as are customarily performed by a subadviser and may be required for a Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Code, the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

     (i) Custody Arrangements. The Subadviser shall on each business day provide the Adviser and the Trust's custodian such information as the Adviser and the Trust's custodian may reasonably request relating to all transactions concerning the Subadviser Assets.


                                    -- 127 --

     (j) Historical Performance Information To the extent agreed upon by the parties, the Subadviser will provide the Trust with historical performance information on similarly managed investment companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law.

3. Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent a Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of a Fund, the Trust or the Adviser.

4. Expenses. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Trust's, a Fund's or Adviser's expenses. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of a Fund or the Adviser as may be reasonably incurred by such Subadviser on behalf of such Fund or the Adviser. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

5. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Subadviser will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be computed daily and payable no later than the seventh (7th) business day following the end of each month, from the Adviser or the Trust, calculated at an annual rate based on the Subadviser Assets' average daily net assets.

     The method of determining net assets of a Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

6. Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Fund as follows:

     (a) The Subadviser is registered as an investment adviser under the Advisers Act;

     (b) The Subadviser has filed a notice of exemption pursuant to Rule 4.14 under the Commodity Exchange Act (the "CEA") with the Commodity Futures Trading Commission (the "CFTC") and the National Futures
          Association  ("NFA"),  or  is  not  required  to  file such exemption;

     (c) The Subadviser is a corporation duly organized and validly existing under the laws of the State of Wisconsin with the power to own and possess its assets and carry on its business as it is now being conducted;

     (d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary corporate action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

     (e) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Subadviser agrees to use its best efforts to promptly provide the Trust with updates of its Form ADV.

7. Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows

     (a) The Adviser is registered as an investment adviser under the Advisers Act;

     (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the NFA or is not required to file such exemption;

                                    -- 128 --

     (c) The Adviser is a corporation duly organized and validly existing under the laws of the State of Ohio with the power to own and possess its assets and carry on its business as it is now being conducted;

     (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders or directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

     (e) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

     (f) The Adviser acknowledges that it received a copy of the Subadviser's Form , ADV prior to the execution of this Agreement; and

     (g) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement.

8. Representations and Warranties of the Trust. The Trust represents and warrants to the Adviser and the Subadviser as follows:

     (a) The Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts with the power to own and possess its assets and carry on its business as it is now being conducted;

     (b) The Trust is registered as an investment company under the 1940 Act and each Fund's shares are registered under the Securities Act; and

     (c) The execution, delivery and performance by the Trust of this Agreement are within the Trust's powers and have been duly authorized by all necessary action on the part of the Trust and its Board of Trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation; (ii) the Trust's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust.

9. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser, the Adviser and the Trust pursuant to Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

10.  Liability  and  Indemnification.

     (a) Liability. In the absence of wilful misfeasance, bad faith or gross negligence on the part of the Subadviser or any investment adviser to which the Subadviser delegates certain of its responsibilities hereunder (each a "Sub-Subadviser"), or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates, including any Sub-Subadviser and all respective partners, officers, directors and employees ("Affiliates") and each person, if any, who within the meaning of the Securities Act controls the Subadviser ("Controlling Persons") shall not be subject to any expenses or liability to the Adviser, the Trust or the Fund or any of the Fund's shareholders. In the absence of wilful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser's Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser
          Assets; provided, however, that nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.


                                    -- 129 --

     (b) Indemnification. The Subadviser shall indemnify the Adviser and the Trust, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, which the Adviser and the Trust and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. Notwithstanding any other provision in this Agreement, the Subadviser will indemnify the Adviser and the Trust, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, to which they may be subjected as a result of their reliance upon and use of the historical performance calculations provided by the Subadviser concerning the Subadviser's composite account data or historical performance information on similarly managed investment companies or accounts, except that the Adviser and the Trust and their respective Affiliates and Controlling Persons shall not be indemnified for a loss or expense resulting from their negligence or willful misconduct in using such information.

               The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Adviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

11.  Duration  and  Termination.

     (a) Duration. Unless sooner terminated, this Agreement shall continue until October 31, 1999, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or
          (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

          (i) By vote of a majority of the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon at least 60 days' written notice to the Subadviser;

          (ii) By any party hereto immediately upon written notice to the other parties in the event of a breach of any provision of this Agreement by either of the other parties; or

          (iii) By the Subadviser upon at least 60 days' written notice to the Adviser and the Trust.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

12. Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

13. Reference to Subadviser. Neither the Adviser nor any Affiliate or agent of it shall make reference to or use the name of Subadviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by Subadviser and any Affiliates to the Fund, which references shall not differ in substance from those included in the Fund's Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.


                                    -- 130 --

14. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: a) the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act) and b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

15. Confidentiality. Subject to the duties of the Adviser, the Fund and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof.

16. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

                         (a)  If  to  the  Subadviser:

                              Strong  Capital  Management,  Inc.
                              100  Heritage  Reserve
                              Menomonee  Falls,  WI  53051
                              Attention:  Michael  Reardon
                              Facsimile:  414-502-5616

                              With  a  copy  to:

                              Attention:  Thomas  Lemke
                              Facsimile:  414-359-3948

                         (b)  If  to  the  Adviser:

                              Nationwide  Advisory  Services,  Inc.
                              Three  Nationwide  Plaza,  26th  Floor
                              Columbus,  OH  43215
                              Attention:  James  F.  Laird,  Jr.
                              Facsimile:  (614)  249-7424

                         (c)  If  to  the  Trust:

                              Nationwide  Separate  Account  Trust
                              Three  Nationwide  Plaza,  26th  Floor
                              Columbus,  OH  43215
                              Attention:  James  F.  Laird,  Jr.
                              Facsimile:  (614)  249-7424

17. Jurisdiction. This Agreement shall be governed by and construed to be consistent with the Advisory Agreement and in accordance with substantive laws of the Commonwealth of Massachusetts without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

19. Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

21. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

22. Nationwide Separate Account Trust and its Trustees. The terms "Nationwide Separate Account Trust" and the "Trustees of Nationwide Separate Account Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of June 30, 1981, as has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf thereof by any of Nationwide Separate Account Trust's Trustees, representatives, or agents

                                    -- 131 --
     are not made individually, but only in their capacities with respect to Nationwide Separate Account Trust. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the assets of the Trust. All persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

23. Clone Fund. Except for the restrictions necessary to comply with Section 817(h) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations Section 1.817-5 (including any successor thereto, the "Tax
     Restrictions"), the Adviser and Subadviser agree that the investment objectives of the Nationwide Strategic Value Fund are identical to, and that investment policies, restrictions and limitations of the Fund are no more restrictive or limiting than, those contained in the current prospectus and statement of additional information of the Strong Schafer Value Fund, Inc. (the "Value Fund"), and that the investment objective of the Nationwide Strategic Growth Fund is identical to, and that investments policies, restrictions and limitations of the Fund are no more restrictive or limiting than, those contained in the current prospectus and statement of additional information of the Strong Growth Fund, a series of the Strong Equity Funds, Inc. (the "Growth Fund") (the Value Fund and the Growth Fund hereinafter each referred to as a "Strong Fund"). Except to the extent of the Tax Restrictions, to the extent necessary to comply with any federal securities law requirements and to the extent that the parties hereto may otherwise agree in writing, Adviser shall take all steps reasonably necessary to cause each Fund to file such amendment, supplements and stickers to its Prospectus, Statement of Additional Information and other governing instruments and regulatory filings as are necessary to ensure that the investment policies, restrictions and limitations applicable to each Fund are at all times no more restrictive than those contained in the prospectus and statement of additional information, as the same may be amended or supplemented from time to time, of the applicable Strong Fund, provided that the Subadviser shall have afforded the Adviser sufficient notice of such changes to the Strong Fund so as to enable corresponding changes to be timely made with regard to the Fund's investment objectives, policies, restrictions and limitations. Adviser shall not permit the investment objective of a Fund to change without the prior written consent of the Subadviser unless such change is in response to a change made to the applicable Strong Fund and then, only to the extent necessary to make the investment objective of a Fund substantially identical to that of the applicable Strong Fund.

24. Appointment of Sub-Subadviser. To the extent permitted by the 1940 Act, Subadviser may appoint such Sub-Subadvisers to advise the Subadviser Assets and to carry out Subadviser's obligations hereunder as Subadviser may deem appropriate, provided that Subadviser shall remain liable pursuant to this Agreement for the actions of said Sub-Subadvisers. Each Sub-Subadviser shall have such investment discretion and shall make all determinations with respect to the investment of the Subadviser Assets as shall be assigned to a Sub-Subadviser by the Subadviser. A Sub-Subadviser shall also make all determinations with respect to the purchase and sale of portfolio securities for the Fund and shall take such steps as may be necessary to implement its decisions. A Sub-Subadviser shall have all rights, powers and obligations granted to or imposed on the Subadviser to the extent that the Sub-Subadviser agrees to take on investment management services for a Fund.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                        TRUST
                                        NATIONWIDE  SEPARATE  ACCOUNT  TRUST

                                        By:  /s/  James  F.  Laird,  Jr.
                                        Name:  James  F.  Laird,  Jr.
                                        Title:  Treasurer

                                        ADVISER
                                        NATIONWIDE  ADVISORY  SERVICES,  INC.

                                        By:  /s/  Christopher  A.  Cray
                                        Name:  Christopher  A.  Cray
                                        Title:  Treasurer

                                        SUBADVISER
                                        STRONG  CAPITAL  MANAGEMENT,  INC.

                                        By:  /s/  Thomas  M.  Zoeller
                                        Name:  Thomas  M.  Zoeller
                                        Title:  Treasurer

                                        By:  /s/  Rochelle  Lamon  Wallach
                                        Name:  Rochelle  Lamon  Wallach
                                        Title:  President,  Strong  Advisory
                                        Services


                                    -- 132 --

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                           BETWEEN NATIONWIDE SEPARATE
                       ACCOUNT TRUST, NATIONWIDE ADVISORY
               SERVICES, INC. AND STRONG CAPITAL MANAGEMENT, INC.
                           EFFECTIVE OCTOBER 31, 1997

Funds  of  the  Trust                 Advisory Fees (applicable for each  Fund)
Nationwide  Strategic  Growth  Fund   0.50%  on  Subadviser  Assets
and Nationwide  Strategic             up  to  $500  million
Value Fund

                                      0.45%  for  Subadviser  Assets  of
                                      $500  million  and  more

--------------------------------------------------------------------------------


                                    -- 133 --